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EXHIBIT 99A.2
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EARNINGS NORMALIZATION SCHEDULE         U S WEST COMMUNICATIONS GROUP
(UNAUDITED)
                           Quarter Ended          Year Ended
In millions, except        December 31,     %    December 31,     %
per share amounts          1996    1995  Change  1996    1995  Change
-------------------------------- ------- ------------- ------- ------

NORMALIZED INCOME:
Reported net income         $311    $281  10.7  $1,249  $1,176   6.2
Adjustments to normalize
 net income:
 Rural exchange sales         (5)    (15)(66.7)    (36)    (85)(57.6)
 Recapitalization costs        -       3    -       -        8    -
 Extraordinary item - net
  of tax                       -       3    -       -        8    -
 Cumulative effect of
  change in accounting
  principle-net of tax         -      -     -      (34)     -     -
 Current year impact of
  accounting change -
  net of tax                  (2)     -     -      (15)     -     -
                         ----------------      ----------------
Normalized income           $304    $272  11.8  $1,164  $1,107   5.1
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NORMALIZED EARNINGS PER
 COMMON SHARE:
Reported net income        $0.65   $0.59  10.2   $2.62   $2.50   4.8
Adjustments to normalize
 net income:
 Rural exchange sales      (0.01)  (0.03)(66.7)  (0.08)  (0.18)(55.6)
 Recapitalization costs       -       -     -       -     0.01    -
 Extraordinary item - net
  of tax                      -     0.01    -       -     0.02    -
 Cumulative effect of
  change in accounting
  principle-net of tax        -       -     -    (0.07)     -     -
 Current year impact of
  accounting change -
  net of tax               (0.01)     -     -    (0.03)     -     -
                         ----------------      ----------------
Normalized earnings
 per common share          $0.63   $0.57  10.5   $2.44   $2.35   3.8
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